UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2014

FTD Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3113 Woodcreek Drive

Downers Grove, Illinois 60515

(Address of Principal Executive
Offices) (Zip Code)

Telephone: (630) 719-7800

(Registrant’s telephone number,
including area code)

N/A

(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                           Changes in Registrant’s Certifying Accountant.

(a)                                 In November 2013, the FTD Companies, Inc. (the “Company”) Audit Committee of the Board of Directors approved a resolution to request proposals for the fiscal year 2014 consolidated audit of FTD Companies, Inc. and its subsidiaries.  On January 2, 2014, the Company’s current auditor, PricewaterhouseCoopers LLP (“PwC”), informed the Company and its Audit Committee of its decision to not respond to the request for proposal, and therefore, declined to stand for re-election after completion of the audit of the Company’s consolidated financial statements for the year ended December 31, 2013.

The reports of PwC on the Company’s consolidated financial statements as of and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2012 and December 31, 2011, and during the subsequent interim period through January 2, 2014, there have been no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in PwC’s reports on the Company’s financial statements for such periods; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from PwC a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of PwC’s letter dated January 7, 2014 is attached as Exhibit 16.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP, dated January 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2014	FTD COMPANIES, INC.

	By:	/s/ Becky A. Sheehan
Becky A. Sheehan
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP, dated January 7, 2014